                                                        Exhibit No. EX. 99.h.3.D

                 ADDENDUM TO TRANSFER AGENT SERVICING AGREEMENT

THIS ADDENDUM,  dated as of July 24, 2002, modifies the Transfer Agent Servicing
Agreement by and between U.S. Bancorp Fund Services,  LLC (the "Transfer Agent")
and The  Olstein  Financial  Alert  Fund  (the  "Fund"),  such  Agreement  being hereinafter referred to as the "Agreement."

WHEREAS,  Section 352 of the USA  Patriot Act (the "Act") and the Interim  Final
Rule (Section  103.130)  adopted by the Department of the  Treasury's  Financial
Crimes  Enforcement  Network  (the  "Rule")  requires  the Fund to  develop  and implement  an  anti-money  laundering  program and monitor the  operation of the program and assess the effectiveness; and

WHEREAS,  Section 326 of the Act, as proposed,  requires the Fund to develop and implement  a  Customer  Identification  Program  ("CIP")  as part of the  Fund's overall anti-money  laundering program to ensure,  among other things,  that the
Fund obtains certain information from each of its customers and to be reasonably sure it knows each of its customers; and

WHEREAS,  in order to assist its transfer  agent  clients with their  anti-money laundering compliance  responsibilities under the Act and the Rule, the Transfer
Agent has  provided to the Fund for their  consideration  and  approval  written procedures  describing  various  tools  designed  to promote the  detection  and reporting of potential money laundering  activity by monitoring  certain aspects of  shareholder  activity  (the  "Monitoring  Procedures")  as well  as  written procedures  for verifying a customer's  identity (the  "Customer  Identification
Procedures"), together referred to as the "Procedures"; and

WHEREAS,  the Fund desires to implement the  Procedures as part of their overall anti-money laundering program and, subject to the terms of the act and the Rule, delegate to the Transfer  Agent the  day-to-day  operation of the  Procedures on behalf of the Fund.

NOW  THEREFORE,  the parties  agree,  and the Agreement is hereby  modified,  as follows:

1.   The Fund acknowledges that they have had an opportunity to review, consider and comment upon the Procedures provided by the Transfer Agent and the Fund has  determined  that  the  Procedures,  as  part  of  the  Fund's  overall anti-money  laundering program, are reasonably designed to prevent the Fund from  being  used  for  money  laundering  or the  financing  of  terrorist activities and to achieve  compliance with the applicable  provision of the
     Bank Secrecy Act and the implementing regulations thereunder.

2.   Based on this  determination,  the Fund  hereby  instruct  and  direct  the
     Transfer Agent to implement the  Procedures on the Fund's  behalf,  as such may be amended or revised from time to time.

3.   It is contemplated  that these Procedures will be amended from time to time by the parties as  additional  regulations  are adopted  and/or  regulatory
     guidance  is  provided  relating  to  the  Fund's   anti-money   laundering
     responsibilities.

4.   The  Transfer  Agent  agrees  to  provide  to the Fund (a)  prompt  written notification  of any  transaction or  combination  of transaction  that the
     Transfer Agent believes, based on the Procedures, evidence money laundering activity in connection  with the Fund or any  shareholder  of the Fund, (b)
     prompt  written  notification  of any  customer(s)  that the Transfer Agent reasonably  believes,  based  upon the  Procedures,  to be engaged in money laundering activity,  provided that the Fund agrees not to communicate this information to the customer, (c) any reports received by the Transfer Agent
     from  any  government   agency  or  applicable   industry   self-regulatory
     organization  pertaining  to the  Transfer  Agent's  anti-money  laundering monitoring on behalf of the Fund as provided in this  Addendum,  (d) prompt written  notification  of  any  action  taken  in  response  to  anti-money laundering  violations  as  described in (a), (b) or (c), and (e) an annual report of its monitoring and customer  identification  activities on behalf of the Fund.  The Transfer  Agent shall  provide such other  reports on the
     monitoring  and  customer   identification   activities  conducted  at  the
     direction of the Fund as may be agreed to from time to time by the Transfer
     Agent and the Fund.

5.   The Fund hereby  directs,  and the Transfer  Agent  acknowledges,  that the
     Transfer  Agent  shall  (a)  permit  federal   regulators  access  to  such
     information  and records  maintained by the Transfer  Agent and relating to the Transfer  Agent's  implementation  of the  Procedures  on behalf of the
     Fund,  as they may  request,  and (b) permit  such  federal  regulators  to inspect the Transfer Agent's  implementation of the Procedures on behalf of the Fund.

6.   Fees and expenses (other than those already set forth in the Agreement) for services to be provided by the Transfer Agent  hereunder shall be set forth in a fee schedule  agreed upon by the Fund and the Transfer Agent from time to time. A copy of the initial fee  schedule is attached  hereto as Exhibit
     A.

7.   This Addendum  constitutes the written  instruction of the Fund pursuant to the terms of the Agreement.  Except to the extent supplemented  hereby, the agreement shall remain in full force and effect.

IN WITNESS HEREOF,  the  undersigned  have executed this Addendum as of the date and year first above written.

The Olstein Financial Alert Fund                     U.S. Bancorp Fund Services, LLC

By: /s/ Michael Luper                                By: /s/ Joseph Neuberger
    Authorized Officer                                Authorized Officer